                SECOND AMENDMENT TO THE PROFIT SHARING PLAN OF
             BINDLEY WESTERN INDUSTRIES, INC., AND ITS SUBSIDIARIES


WHEREAS, Bindley Western Industries, Inc. (the "Company") established the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries originally effective on January 1, 1979, and amended and restated in the PRISM (R) Nonstandardized Prototype Adoption Agreement effective January 1, 1996 (the "Plan"); and

WHEREAS, the Company has completed its acquisition of Central Pharmacy Services, Inc. and is desirous of allowing the employees of Central Pharmacy Services, Inc. to enter the Plan as of the next succeeding entry date (January 1, 2000) by crediting their prior service with their former employer for purposes of eligibility, but not crediting such prior service for purposes of vesting of benefits under the Plan; and

WHEREAS, the Company desires that the amendment be effective December 31, 1999.

NOW THEREFORE,

BE IT RESOLVED, that the Company, effective December 31, 1999, amends the provisions of Item B.4.j.(v.) of the Adoption Agreement to provide as follows:

     B.   Basic Plan Provisions:

     ...

     4.  Definitions:

     ...

     j.  Year of Service shall mean:

     ...

     v X For eligibility purposes, Years of Service with the following Predecessor Employers shall count in fulfilling the eligibility requirements for this Plan: Kendall Drug Company; Tennessee Wholesale Drug; and Central Pharmacy Services, Inc.

AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries shall remain effective as set forth in the Adoption Agreement.

Plan Sponsor:    Bindley Western Industries, Inc.


By: ______________________________                     Dated: _____________


Trustee:    Key Trust Company of Indiana, National Association


By: ______________________________                     Dated: _____________